Exhibit (1)(h)

BLACKROCK MUNI INTERMEDIATE DURATION FUND, INC.

ARTICLES SUPPLEMENTARY

ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF

VARIABLE RATE MUNI TERM PREFERRED SHARES

i

7.	Basic Maintenance Amount		31

8.	Restrictions on Dividends and Other Distributions		31
	(a)	Dividends on Preferred Shares Other Than VMTP Shares	31
	(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act	32
	(c)	Other Restrictions on Dividends and Other Distributions	32

9.	Rating Agency Restrictions		33

10.	Redemption		33
	(a)	Optional Redemption	33
	(b)	Term/Mandatory Redemption	34
	(c)	Notice of Redemption	38
	(d)	No Redemption Under Certain Circumstances	39
	(e)	Absence of Funds Available for Redemption	39
	(f)	Redemption and Paying Agent as Trustee of Redemption Payments by Corporation	39
	(g)	Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding	40
	(h)	Compliance With Applicable Law	40
	(i)	Only Whole VMTP Shares May Be Redeemed	40
	(j)	Modification of Redemption Procedures	40

11.	Liquidation Rights		41
	(a)	Ranking	41
	(b)	Distributions Upon Liquidation	41
	(c)	Pro Rata Distributions	41
	(d)	Rights of Junior Shares	41
	(e)	Certain Events Not Constituting Liquidation	42

12.	Transfers		42

13.	Miscellaneous		42
	(a)	No Fractional Shares	42
	(b)	Status of VMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Corporation	42
	(c)	Treatment of VMTP Shares as Equity	43
	(d)	Board May Resolve Ambiguities	43
	(e)	Headings Not Determinative	43
	(f)	Notices	43
	(g)	Redemption and Paying Agent	43
	(h)	Securities Depository	43
	(i)	Voluntary Bankruptcy	43
	(j)	Applicable Law Restrictions and Requirements	43

	(k)	Information	44
	(l)	Tax Status of the Corporation	45
	(m)	Maintenance of Existence	45
	(n)	Use of Proceeds	45
	(o)	Compliance with Law	46
	(p)	Maintenance of Approvals: Filings, Etc.	46
	(q)	1940 Act Registration	46
	(r)	Compliance with Eligible Assets Definition	46
	(s)	Access to Information Relating to Compliance with Eligible Assets Definition	46
	(t)	Purchase by Affiliates	46
	(u)	Audits	47

14.	Global Certificate		47

Appendix A: Eligible Assets			A-1

BLACKROCK MUNI INTERMEDIATE DURATION FUND, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES OF

VARIABLE RATE MUNI TERM PREFERRED SHARES

BlackRock Muni Intermediate Duration Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation’s Charter, a duly authorized committee of the Board of Directors has, by resolution duly adopted on November 28, 2012, reclassified 2,871 authorized and unissued shares of common stock of the Corporation as shares of preferred stock of the Corporation, par value $0.10 per share, as Variable Rate Muni Term Preferred Shares (the “VMTP Shares”). The VMTP Shares may be issued in one or more series, as designated and authorized by the Board of Directors or a duly authorized committee thereof from time to time (each series of VMTP Shares that may be authorized and issued, a “Series”).

SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of VMTP Shares are as follows or as set forth in an amendment to these Articles Supplementary or otherwise in the Corporation’s Charter (each such Series being referred to herein as a “Series of VMTP Shares”):

DESIGNATION

Series W-7: A series of 2,871 shares of preferred stock, par value $0.10 per share, liquidation preference $100,000 per share, is hereby authorized and designated “Series W-7 VMTP Shares”. Each Series W-7 VMTP Share shall be issued on a date determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Applicable Rate equal to the sum of 1.00% per annum plus the Securities Industry and Financial Markets Association (“SIFMA”) Municipal Swap Index, published at approximately 3:00 p.m., New York City time, on Wednesday, December 5, 2012; and have such other preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, required by Applicable Law and that are expressly set forth in these Articles Supplementary and the Charter. The Series W-7 VMTP Shares shall constitute a separate series of preferred stock of the Corporation and each Series W-7 VMTP Share shall be identical. Except as otherwise provided with respect to any additional Series of VMTP Shares, the terms and conditions of these Articles Supplementary apply to each Series of VMTP Shares.

DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Additional Amount” shall have the meaning specified in Section 2(e)(i)(B) of these Articles Supplementary.

“Affected Series” shall have the meaning set forth in Section 5(d) of these Articles Supplementary.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VMTP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Redemption and Paying Agent with respect to such Beneficial Owner.

“Applicable Base Rate” means the SIFMA Municipal Swap Index.

“Applicable Law” means Maryland State law (including, without limitation, the Maryland General Corporation Law) and the federal law of the United States of America (including, without limitation, the 1940 Act).

“Applicable Rate” means the dividend rate per annum on any VMTP Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of these Articles Supplementary or in the definition of “Maximum Rate”, as applicable (i.e., whichever is less).

“Applicable Rate Determination” means each periodic operation of the process of determining the Applicable Rate for the VMTP Shares for a Subsequent Rate Period.

“Articles Supplementary” means these Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Muni Term Preferred Shares and as amended from time to time in accordance with the provisions hereof.

“Basic Maintenance Amount,” as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

“Basic Maintenance Cure Date,” with respect to the failure by the Corporation to satisfy the Basic Maintenance Amount (as required by paragraph (a) of Section 7 of these Articles Supplementary) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 Business Days following such Valuation Date.

“Beneficial Owner” means a Person in whose name VMTP Shares are recorded as beneficial owner of such VMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee.

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.

“Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

“Charter” means the Articles of Incorporation, as amended and supplemented (including by these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

“Closed-End Funds” shall have the meaning set forth in Section 12 of these Articles Supplementary.

“Closing Date” means December 7, 2012.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” means the shares of common stock, par value $0.10 per share, of the Corporation.

“Conditional Acceptance” means a conditional acceptance by the Total Holders to extend the Term Redemption Date of the VMTP Shares.

“Corporation” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Cure Date” means the Basic Maintenance Cure Date, the Minimum Asset Coverage Cure Date or the last day of the Effective Leverage Ratio Cure Period, as the case may be.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Corporation as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Date of Original Issue” means December 7, 2012.

“Defeased Securities” means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity (including any accelerated maturity pursuant to a permitted redemption), in accordance with the instrument governing the issuance of such security.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)

any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of these Articles Supplementary (or such rating’s future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act as amended or as in effect on the Date of Original Issue;

(4)

any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5)

any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of these Articles Supplementary (or such rating’s future equivalent).

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared on an exchange or other clearing organization, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any obligations or liabilities under any such Master Agreement.

“Derivative Termination Value” means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or an affiliate of the Holder) or (c) for any date on which Derivative Contracts are traded on an exchange, the last reported sale price.

“Discounted Value” as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

“Dividend Payment Date” means the date that is the first Business Day of each calendar month.

“Dividend Period” means, with respect to the Series W-7 VMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including December 31, 2012 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

“Effective Leverage Ratio” means the quotient of:

(A)    the sum of (i) the aggregate liquidation preference of the Corporation’s “senior securities” (as that term is defined in the 1940 Act) that are stock, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Corporation has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (y) the Corporation’s outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of the VMTP Shares, for which the Corporation either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Corporation’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Corporation (less the aggregate principal amount of any such floating rate trust certificates owned by the Corporation and corresponding to the associated residual floating rate trust certificates owned by the Corporation); and (iv) the aggregate amount of the Corporation’s repurchase obligations under repurchase agreements.

divided by

(B)    the sum of (i) the Market Value of the Corporation’s total assets (including amounts attributable to senior securities but excluding, any assets consisting of Deposit Securities relating to senior securities for which the Corporation has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption), less the sum of (A) the amount of the Corporation’s accrued liabilities (which accrued liabilities shall include net obligations of the Corporation under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Corporation to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (B) the Overconcentration Amount; and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Corporation (less the aggregate principal amount of any such floating rate trust certificates owned by the Corporation and corresponding to the associated residual floating rate trust certificates owned by the Corporation).

“Effective Leverage Ratio Cure Period” shall have the meaning specified in Section 6(b) of these Articles Supplementary.

“Electronic Means” means e-mail transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent, shall be sent by such means as set forth in the Redemption and Paying Agent Agreement.

“Eligible Assets” means the instruments listed on Appendix A hereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exposure Period” has the meaning set forth in the Moody’s Guidelines.

“Failure to Deposit” means, with respect to VMTP Shares, a failure by the Corporation to pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for such VMTP Shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any Redemption Date in funds available on such Redemption Date for such VMTP Shares in The City of New York, New York, the Redemption Price to be paid on such Redemption Date for any share of such Series after Notice of Redemption is provided pursuant to paragraph (c) of Section 10 of these Articles Supplementary; provided, however, that, notwithstanding anything expressed or implied herein to the contrary, (i) the foregoing clause (B) shall not apply to the Corporation’s failure to pay the Redemption Price in respect of VMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption, and (ii) a Failure to Deposit shall not be deemed to have occurred if the Corporation is unable to make the payments in clause (A) or clause (B) due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments.

“Fitch” means Fitch Ratings, a part of the Fitch Group, which is jointly owned by Fimalac, S.A. and Hearst Corporation, or any successor or successors thereto.

“Fitch Eligible Assets” means assets of the Corporation set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Corporation’s assets in connection with Fitch ratings of VMTP Shares at the request of the Corporation.

“Fitch Guidelines” means the guidelines applicable to Fitch’s then current ratings of the VMTP Shares provided by Fitch in connection with Fitch’s ratings of the VMTP Shares at the request of the Corporation (a copy of which is available on request to the Corporation), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Corporation or such earlier date as the Corporation may elect.

“Fitch Provisions” means Sections 7, 8(c)(B) and 9 of these Articles Supplementary with respect to Fitch, and any other provisions hereof with respect to Fitch’s ratings of VMTP Shares at the request of the Corporation, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from Fitch. The Corporation is required to comply with the Fitch Provisions only if Fitch is then rating VMTP Shares at the request of the Corporation.

“Gross-up Payment” means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner’s dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of VMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Corporation; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is properly designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of VMTP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and (iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

“Holder” means a Person in whose name a VMTP Share is registered in the registration books of the Corporation maintained by the Redemption and Paying Agent.

“Increased Rate Event” means the occurrence of any of the following events:

(a)    failure by the Corporation to pay when due the full amount of accrued but unpaid dividends on any Dividend Payment Date (other than a failure by the Corporation to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Corporation pays the full amount of such accrued but unpaid dividends;

(b)    failure by the Corporation to make any redemption payment pursuant to Section 10 of these Articles Supplementary (other than a failure by the Corporation to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Corporation makes such redemption payment;

(c)    failure by the Corporation to pay when due the full amount of accrued but unpaid dividends in respect of Gross-up Payments required to be paid pursuant to Section 3(b), (other than a failure by the Corporation to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Corporation pays the full amount of such accrued but unpaid dividends in respect of Gross-up Payments required to paid pursuant to Section 3(b);

(d)    failure by the Corporation to have cured on or before the applicable Minimum Asset Coverage Cure Date any failure to maintain Minimum Asset Coverage as required by Section 6(a). This Increased Rate Event shall be considered cured on the date the Corporation next achieves Minimum Asset Coverage;

(e)    failure by the Corporation on the last day of an applicable Effective Leverage Ratio Cure Period to have an Effective Leverage Ratio of not greater than 45%. This Increased Rate Event shall be considered cured on the date the Corporation next has an Effective Leverage Ratio of not greater than 45%;

(f)    failure by the Corporation to make investments only in Eligible Assets as required by Section 6(c). This Increased Rate Event shall be considered cured on the date the Corporation has disposed of any investments made in violation of Section 6(c);

(g)    failure by the Corporation to maintain compliance with Section 6(d). This Increased Rate Event shall be considered cured on the date the Corporation returns to compliance with Section 6(d);

(h)    the creation, incurrence, or existence of any lien in violation of Section 6(e). This Increased Rate Event shall be considered cured on the date that such lien is released or discharged;

(i)    failure by the Corporation on the Basic Maintenance Cure Date to satisfy the Basic Maintenance Amount as of the Valuation Date pertaining to such Basic Maintenance Cure Date. This Increased Rate Event shall be considered cured on the date that the Corporation satisfies the Basic Maintenance Amount as of such Valuation Date;

(j)    the declaration, payment or setting apart for payments any dividend or other distribution in violation of Section 8. Such Increased Rate Event shall be considered cured (i) in the case of any declaration or setting apart for payment of any dividend or other distribution, on the date such action is effectively rescinded, set aside, reversed, revoked, or otherwise rendered null and (ii) in any other case, on the first date thereafter that the Corporation is not prohibited pursuant to Section 8 from declaring, paying or setting apart for payment a cash dividend or other cash distribution in respect of the Common Shares;

(k)    unless pursuant to an order of the court of competent jurisdiction, the payment or distribution of any assets of the Corporation in violation of Section 11(b) or 11(c);

(l)    failure of the Corporation to comply with Section 13(h). This Increased Rate Event will be considered cured on the date the Corporation shall next maintain settlement of VMTP Shares in global book entry form through the Securities Depository;

(m)    failure of the Corporation to comply with Section 13(i). This Increased Rate Event will be considered cured on the date such filing or application has been withdrawn, rescinded or dismissed;

(n)    failure of the Corporation to comply with Section 13(u). This Increased Rate Event will be considered cured on the date the Corporation produces financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (United States);

(o)    any determination is made by the Corporation or the U.S. Internal Revenue Service that the VMTP Shares are not equity in a regulated investment company for federal income tax purposes. This Increased Rate Event will be considered cured on the date such determination is reversed, revoked or rescinded;

(p)    a Registration Rights Failure occurs. This Increased Rate Event will be considered cured on the date such Registration Rights Failure no longer exists;

(q)    failure by the Corporation to have duly authorized any Related Document. This Increased Rate Event shall be considered cured on the date the Corporation duly authorizes each such Related Document that was not previously duly authorized; or

(r)    failure by the Corporation to provide the information required by Section 12(b) and such failure is not cured by the fifth Business Day following written request. This Increased Rate Event shall be considered cured on the date the Corporation furnishes the information specified in the foregoing sentence.

“Information Statement” means the information statement of the Corporation relating to the offering and sale of VMTP Shares, dated December 7, 2012.

“Initial Rate Period,” with respect to the VMTP Shares of any Series, means the period commencing on and including the Date of Original Issue thereof and ending on, and including the next succeeding Wednesday or if such day is not a Business Day, the next succeeding Business Day.

“Investment Adviser” shall mean BlackRock Advisors, LLC, or any successor investment advisor to the Corporation.

“LIBOR Dealer” means J.P. Morgan Securities LLC and such other dealer or dealers as the Corporation from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

“LIBOR Rate” means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 (“Page LIBOR01”) (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London, England time, on the day that is the London Business Day preceding the Rate Determination Date (the “LIBOR Determination Date”), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London, England time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York, New York selected by the LIBOR Dealer (after obtaining the Corporation’s approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Corporation’s approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Corporation to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date. If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

“Liquidation Preference,” means $100,000 per share.

“Liquidity Account” shall have the meaning specified in paragraph (b)(ii)(A) of Section 10 of these Articles Supplementary.

“Liquidity Account Initial Date” means the date which is six-months prior to the Term Redemption Date.

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Corporation that is rated not less than A-/A3 or the equivalent rating (or any such rating’s future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be of an equivalent rating by the Investment Adviser on the Corporation’s books and records.

“Liquidity Requirement” shall have the meaning specified in paragraph (b)(ii)(B) of Section 10 of these Articles Supplementary.

“London Business Day” means any day on which commercial banks are generally open for business in London, England.

“Majority” means the Holders of more than 50% of the aggregate Outstanding amount of the VMTP Shares.

“Managed Assets” means the Corporation’s total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Corporation’s accrued liabilities (other than money borrowed for investment purposes). For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Corporation’s assets in a tender option bond trust of which the Corporation owns the residual interest (without regard to the value of the residual interest to avoid double counting).

“Market Value” of any asset of the Corporation means the market value thereof determined by an independent third-party pricing service designated pursuant to the Corporation’s valuation policies and procedures approved from time to time by the Board of Directors for use in connection with the determination of the Corporation’s net asset value. Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

“Maximum Rate” means 15% per annum, increased by any applicable Gross-up Payment due and payable in accordance with Section 3 of these Articles Supplementary.

“Minimum Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as in effect on the Date of Original Issue (excluding from (1) the denominator of such asset coverage test (i) any such senior securities for which the Corporation has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Corporation’s outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of the VMTP Shares, for which the Corporation either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)(i) and (ii)) of at least 225% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding VMTP Shares (or, if higher, such other asset coverage as may be specified in or under the 1940 Act as in effect from time to time as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

“Minimum Asset Coverage Cure Date,” with respect to the failure by the Corporation to maintain the Minimum Asset Coverage (as required by Section 6 of these Articles Supplementary), means the tenth Business Day following such failure.

“Minimum Rate Period” means any Rate Period consisting of seven (7) Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, or any successor thereto.

“Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Discounted Value of the Corporation’s assets in connection with Moody’s ratings of VMTP Shares at the request of the Corporation.

“Moody’s Eligible Assets” means assets of the Corporation set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Discounted Value of the Corporation’s assets in connection with Moody’s ratings of VMTP Shares at the request of the Corporation.

“Moody’s Guidelines” means the guidelines applicable to Moody’s then current ratings of the VMTP Shares, provided by Moody’s in connection with Moody’s ratings of the VMTP Shares at the request of the Corporation (a copy of which is available on request to the Corporation), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody’s provides final notice of such amendment to the Corporation or such earlier date as the Corporation may elect.

“Moody’s Provisions” means Sections 7, 8(c)(B) and 9 of these Articles Supplementary with respect to Moody’s, and any other provisions hereof with respect to Moody’s ratings of VMTP Shares at the request of the Corporation, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from Moody’s. The Corporation is required to comply with the Moody’s Provisions only if Moody’s is then rating VMTP Shares at the request of the Corporation.

“Municipal Obligations” has the meaning set forth in the Glossary of the Information Statement.

“Net Tax-Exempt Income” means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

“Notice of Redemption” means any notice with respect to the redemption of VMTP Shares pursuant to paragraph (c) of Section 10 of these Articles Supplementary.

“NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Corporation, including, at the date hereof, Moody’s and Fitch.

“Other Rating Agency” means each NRSRO, if any, other than Fitch or Moody’s then providing a rating for the VMTP Shares at the request of the Corporation.

“Other Rating Agency Eligible Assets” means assets of the Corporation set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Corporation’s assets in connection with Other Rating Agency ratings of VMTP Shares at the request of the Corporation.

“Other Rating Agency Guidelines” means the guidelines applicable to each Other Rating Agency’s ratings of the VMTP Shares, provided by such Other Rating Agency in connection with such Other Rating Agency’s ratings of the VMTP Shares at the request of the Corporation (a copy of which is available on request to the Corporation), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between such Other Rating Agency and the Corporation or such earlier date as the Corporation may elect.

“Other Rating Agency Provisions” means Sections 7, 8(c)(B) and 9 of these Articles Supplementary with respect to any Other Rating Agency then rating the VMTP Shares at the request of the Corporation, and any other provisions hereof with respect to such Other Rating Agency’s ratings of VMTP Shares, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from such Other Rating Agency. The Corporation is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating VMTP Shares at the request of the Corporation.

“Outstanding” means, as of any date with respect to the VMTP Shares of any Series, the number of VMTP Shares of such Series theretofore issued by the Corporation except, without duplication, (i) any VMTP Shares of such Series theretofore cancelled or delivered to the Redemption and Paying Agent for cancellation or redemption by the Corporation, (ii) any VMTP Shares of such Series with respect to which the Corporation has given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such VMTP Shares, pursuant to Section 10 of these Articles Supplementary, (iii) any VMTP Shares of such Series as to which the Corporation shall be a Beneficial Owner, and (iv) any VMTP Shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

“Overconcentration Amount” means as of any date of calculation of the Effective Leverage Ratio, an amount equal to the sum of: (i) the Market Value of the Corporation’s assets in a single state or territory in excess of 20%; (ii) the Market Value of the Corporation’s assets in a single state or territory rated lower than A2 by Moody’s or A by S&P or Fitch in excess of 10%; (iii) the Market Value of the Corporation’s assets in a single state or territory rated lower than Baa3 by Moody’s or BBB- by S&P or Fitch in excess of 5%; (iv) the Market Value of the Corporation’s assets that constitute tobacco obligations (excluding tobacco obligations that are Defeased Securities and tobacco obligations backed by state appropriation) in excess of 0%; (v) the Market Value of the Corporation’s assets paying less frequently than semi-annually in excess of 20%; and (vi) the Market Value of the Corporation’s assets that constitute tobacco obligations backed by state appropriation in excess of 5%; in each case, as a percentage of the Market Value of the Corporation’s Managed Assets.

“Person” means and includes an individual, a partnership, a corporation, a company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Placement Agent” means BlackRock Investments, LLC.

“Placement Agreement” means the placement agreement, dated as of December 7, 2012, between the Corporation and the Placement Agent with respect to the offering and sale of the VMTP Shares.

“Preferred Shares” mean the shares of preferred stock of the Corporation, and includes the VMTP Shares.

“Purchase Agreement” means the VMTP Shares Purchase Agreement, dated as of the Closing Date, between the Corporation and the Purchaser, as amended, modified or supplemented from time to time.

“Purchaser” means the purchaser on the Date of Original Issue as set forth in the Purchase Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rate Determination Date” means, with respect to any Series of VMTP Shares, (i) with respect to the Initial Rate Period for any Series of VMTP Shares, the Business Day immediately preceding the Date of Original Issue of such Series and (ii) with respect to any Subsequent Rate Period, the last day of a Rate Period for such Series, or if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be the day of the week that is the regular Rate Determination Date if such day is a Business Day.

“Rate Period,” with respect to VMTP Shares, means the Initial Rate Period and any Subsequent Rate Period.

“Rate Period Days,” for any Rate Period, means the number of days that would constitute such Rate Period.

“Rating Agency” means each of Fitch (if Fitch is then rating VMTP Shares at the request of the Corporation), Moody’s (if Moody’s is then rating VMTP Shares at the request of the Corporation) and any Other Rating Agency (if such Other Rating Agency is then rating VMTP Shares at the request of the Corporation).

“Rating Agency Certificate” has the meaning specified in paragraph (b) of Section 7 of these Articles Supplementary.

“Rating Agency Guidelines” means Moody’s Guidelines (if Moody’s is then rating VMTP Shares at the request of the Corporation), Fitch Guidelines (if Fitch is then rating VMTP Shares at the request of the Corporation) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating VMTP Shares at the request of the Corporation).

“Rating Agency Provisions” means the Moody’s Provisions (if Moody’s is then rating VMTP Shares at the request of the Corporation), the Fitch Provisions (if Fitch is then rating VMTP Shares at the request of the Corporation) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating VMTP Shares at the request of the Corporation). The Corporation is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating VMTP Shares at the request of the Corporation.

“Ratings Spread” means, with respect to any Rate Period for any Series of VMTP Shares, the percentage per annum set forth opposite the highest applicable credit rating assigned to such Series, unless the lowest applicable credit rating is at or below A1/A+, in which case it shall mean the percentage per annum set forth opposite the lowest applicable credit rating assigned to such Series, by either Moody’s (if Moody’s is then rating the VMTP Shares at the request of the Corporation), Fitch (if Fitch is then rating the VMTP Shares at the request of the Corporation) or Other Rating Agency (if Other Rating Agency is then rating the VMTP Shares at the request of the Corporation) in the table below on the Rate Determination Date for such Rate Period:

Moody’s/Fitch*	Percentage
Aaa/AAA	1.00%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or NR	4.00%

*	And/or the equivalent ratings of an Other Rating Agency then rating the VMTP Shares at the request of the Corporation.

“Redemption Date” has the meaning specified in paragraph (c) of Section 10 of these Articles Supplementary.

“Redemption and Paying Agent” means The Bank of New York Mellon which has entered into an agreement with the Corporation to act in such capacity as the Corporation’s transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VMTP Shares, or any successor by operation of law or any successor who acquires all or substantially all of the assets and assumes all of the liabilities of the Redemption and Paying Agent being replaced, either directly or by operation of law, provided that such successor is a licensed banking entity with trust powers or a trust company and have total assets of at least $50 million.

“Redemption and Paying Agent Agreement” means the redemption and paying agent agreement dated as of the Closing Date, between the Corporation and the Redemption and Paying Agent pursuant to which The Bank of New York Mellon, or any successor, acts as Redemption and Paying Agent, as amended, modified or supplemented from time to time.

“Redemption Premium” means with respect of a VMTP Share rated above A1/A+ and its equivalent by all Rating Agencies then rating such VMTP Share at the request of the Corporation and subject to any redemption, other than redemptions required to comply with Minimum Asset Coverage requirements or exceed compliance with the Minimum Asset Coverage requirements up to 240%, an amount equal to:

(a)    if such Redemption Date is greater than or equal to two years from the Term Redemption Date, the product of 3% and the Liquidation Preference of the VMTP Shares subject to redemption;

(b)    if such Redemption Date is less than two years but greater than or equal to 18 months from the Term Redemption Date, the product of 2% and the Liquidation Preference of the VMTP Shares subject to redemption; and

(c)    if such Redemption Date is less than 18 months but greater than or equal to one year from the Term Redemption Date, the product of 1% and the Liquidation Preference of the VMTP Shares subject to redemption.

Any VMTP Share exchanged for the preferred share of a surviving entity in connection with a reorganization, merger or redomestication of the Corporation in another state that had been previously approved by the Holders of VMTP Shares or that otherwise does not require the vote or consent of the Holders of VMTP Shares shall not be subject to the Redemption Premium.

“Redemption Price” means the sum of (i) the Liquidation Preference, (ii) accumulated but unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption and (iii) the Redemption Premium, if any.

“Reference Banks” means four major banks in the London interbank market selected by the LIBOR Dealer or its affiliates or successors or such other party as the Corporation may from time to time appoint.

“Registration Rights Agreement” means the registration rights agreement dated as of the Closing Date between the Corporation and the JPMorgan Chase Bank, National Association and as amended from time to time.

“Registration Rights Failure” means any failure by the Corporation to (i) use its commercially reasonable efforts to make effective a Registration Statement (as defined in the Registration Rights Agreement) with the SEC in violation of the Corporation’s obligations under the Registration Rights Agreement, or (ii) comply in any material respect with any other material provision of the Registration Rights Agreement necessary to effect the Registration Statement (as defined in the Registration Rights Agreement) which has not been cured within 30 Business Days of the date of such violation.

“Related Documents” means these Articles Supplementary, the Charter, the Purchase Agreement, the Registration Rights Agreement, the VMTP Shares and the Placement Agreement.

“Rule 2a-7” means Rule 2a-7 under the 1940 Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VMTP Shares.

“Series” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Series of VMTP Shares” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“SIFMA” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association as of 3:00 p.m., New York City time, on the applicable Rate Determination Date: provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors on the applicable Rate Determination Date or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, the one-week LIBOR Rate on the applicable Rate Determination Date.

“Subsequent Rate Period,” with respect to VMTP Shares, means the period from, and including, the first day following the Initial Rate Period of such VMTP Shares to, and including, the next Rate Determination Date for such VMTP Shares and any period thereafter from, and including, the first day following a Rate Determination Date for such VMTP Shares to, and including, the next succeeding Rate Determination Date for such VMTP Shares. Each Subsequent Rate Period will be a Minimum Rate Period.

“Substitute LIBOR Dealer” means any LIBOR Dealer selected by the Corporation; provided that none of such entities shall be an existing LIBOR Dealer.

“Taxable Allocation” means any payment or portion of a payment of a dividend that is not designated by the Corporation as an exempt-interest dividend (as defined in Section 852(b)(5) of the Code).

“Term Redemption Amount” shall have the meaning specified in paragraph (b)(ii)(A) of Section 10 of these Articles Supplementary.

“Term Redemption Date” means, January 4, 2016 or such later date to which it may be extended in accordance with Section 10(b)(i)(A) of these Articles Supplementary.

“Total Holders” means, the Holders of 100% of the aggregate Outstanding amount of the VMTP Shares.

“U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“U.S.” or “United States” means the United States of America.

“Valuation Date” means, for purposes of determining whether the Corporation is maintaining the Basic Maintenance Amount, each Monday that is a Business Day, or for any Monday that is not a Business Day, the immediately preceding Business Day, and the Date of Original Issue, commencing with the Date of Original Issue.

“VMTP Shares” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Voting Period” shall have the meaning specified in paragraph (b)(i) of Section 4 of these Articles Supplementary.

“VRDP” shall have the meaning set forth in Section 13(n) of these Articles Supplementary.

TERMS

1.    Number of Authorized Shares.

(a)    Authorized Shares. The initial number of authorized shares of VMTP Shares is 2,871.

(b)    Capitalization. So long as any VMTP Shares are Outstanding, the Corporation shall not, issue (i) any class or series of shares ranking prior to or on a parity with VMTP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs, or (ii) any other “senior security” (as defined in the 1940 Act as of the Date of Original Issue) of the Corporation other than the Corporation’s use of tender option bonds, futures, forwards, swaps and other derivative transactions, except as may be issued in connection with any issuance of preferred shares or other senior securities some or all of the proceeds from which issuance are used to redeem all of the Outstanding VMTP Shares (provided that the Corporation delivers the proceeds from such issuance necessary to redeem all of the Outstanding VMTP Shares to the Redemption and Paying Agent for investment in Deposit Securities for the purpose of redeeming such VMTP Shares and issues a Notice of Redemption and redeems such VMTP Shares as soon as practicable in accordance with the terms of these Articles Supplementary).

2.    Dividends.

(a)    Ranking. The shares of any Series of VMTP Shares shall rank on a parity with each other, with shares of any other Series of VMTP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Corporation.

(b)    Cumulative Cash Dividends. The Holders of VMTP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor under Applicable Law and otherwise in accordance with the Charter and Applicable Law, cumulative cash dividends at the Applicable Rate for such VMTP Shares, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of these Articles Supplementary), payable on the Dividend Payment Dates with respect to such VMTP Shares determined pursuant to paragraph (d) of this Section 2. Holders of VMTP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VMTP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VMTP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Corporation shall pay as a supplemental dividend out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the Additional Amount (as defined below in paragraph (e)(i)(B) of this Section 2) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third Business Day next succeeding the day on which the Failure to Deposit occurred.

(c)    Dividends Cumulative from Date of Original Issue. Dividends on VMTP Shares of any Series shall be declared daily and accumulate at the Applicable Rate for such VMTP Shares from the Date of Original Issue thereof.

(d)    Dividend Payment Dates. The Dividend Payment Date with respect to VMTP Shares shall be the first Business Day of each calendar month.

(e)    Applicable Rates and Calculation of Dividends.

(i)

Applicable Rates. The dividend rate on VMTP Shares of any Series during the period from and after the Date of Original Issue of such VMTP Shares to and including the last day of the Initial Rate Period of such VMTP Shares shall be calculated by the Redemption and Paying Agent and shall equal to the rate per annum set forth with respect to the shares of such Series under “Designation” above. Each Subsequent Rate Period will be a Minimum Rate Period. For each Subsequent Rate Period of VMTP Shares thereafter, the dividend rate on such VMTP Shares shall be calculated by the Redemption and Paying Agent and shall be equal to the rate per annum that results from the Applicable Rate Determination for such VMTP Shares on the Rate Determination Date immediately preceding such Subsequent Rate Period which shall be the sum of the (1) Applicable Base Rate and (2) Ratings Spread; provided, however, that:

(A)

if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason, the dividend rate on such VMTP Shares for such Subsequent Rate Period will be adjusted to the Maximum Rate for such VMTP Shares on the Rate Determination Date therefor;

(B)

if any Failure to Deposit shall have occurred with respect to such VMTP Shares during any Dividend Period thereof, but, prior to 12:00 noon, New York City time. on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2 and the Corporation shall have paid to the Redemption and Paying Agent. an additional amount out of legally available funds therefor under Applicable Law and otherwise in accordance with Applicable Law (the “Additional Amount”), daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the full amount of dividends with respect to any Dividend Period of such VMTP Shares, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Corporation pursuant to paragraph (c) of Section 10 of these Articles Supplementary. an amount computed by multiplying. (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with paragraph (f) of this Section 2, no Applicable Rate Determination will be held in respect of such VMTP Shares for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for such VMTP Shares for such Subsequent Rate Period will be the Maximum Rate for such VMTP Shares on the Rate Determination Date for such Subsequent Rate Period; or

(C)

Upon the occurrence of an Increased Rate Event, for each day from (and including) the day the Increased Rate Event first occurs to (and excluding) the day the Increased Rate Event is cured, the dividend rate shall be a rate equal to the lesser of (x) the sum of (I) the dividend rate otherwise determined pursuant to the provisions of Section 2(e)(i) (exclusive of this proviso (C)) and (II) 2.00% and (y) the Maximum Rate.

Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of these Articles Supplementary shall be an “Applicable Rate.”

(ii)

Calculation of Dividends. The amount of dividends per share payable on VMTP Shares of a Series on any Dividend Payment Date shall be calculated by the Redemption and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for VMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

(f)    Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a Series of VMTP Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Corporation to make the required payment to the Redemption and Paying Agent) with respect to any Dividend Period of such VMTP Shares if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Corporation shall have paid to the Redemption and Paying Agent (A) all accumulated but unpaid dividends on such VMTP Shares and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Corporation pursuant to paragraph (c) of Section 10 of these Articles Supplementary; provided, however, that the foregoing clause (B) shall not apply to the Corporation’s failure to pay the Redemption Price in respect of VMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g)    Dividend Payments by Corporation to Redemption and Paying Agent. In connection with each Dividend Payment Date for VMTP Shares, the Corporation shall pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date and (B) the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date as determined in accordance with Section 2(e)(ii) of these Articles Supplementary or as otherwise provided for. If an aggregate amount of funds equal to the dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Redemption and Paying Agent will notify the Holders by Electronic Means of such fact prior to the close of business on such day.

(h)    Redemption and Paying Agent as Trustee of Dividend Payments by Corporation. All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. The Redemption and Paying Agent shall notify the Corporation by Electronic Means of the amount of any funds deposited with the Redemption and Paying Agent by the Corporation for any reason under the Redemption and Paying Agent Agreement, including for the payment of dividends or the redemption of VMTP

Shares, that remain with the Redemption and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Corporation by the Redemption and Paying Agent upon request by Electronic Means of the Corporation. The Corporation’s obligation to pay dividends to Holders in accordance with the provisions of these Articles Supplementary shall be satisfied upon payment by the Redemption and Paying Agent of such dividends to the Securities Depository on the relevant Dividend Payment Date.

(i)    Dividends Paid to Holders. Each dividend on VMTP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of VMTP Shares, the transferor as Beneficial Owner of VMTP Shares shall be deemed to have agreed pursuant to the terms of the VMTP Shares to transfer to the transferee the right to receive from the Corporation any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VMTP Shares in exchange for payment of the purchase price for such VMTP Shares by the transferee. In connection with any transfer of VMTP Shares, the transferee as Beneficial Owner of VMTP Shares shall be deemed to have agreed pursuant to the terms of the VMTP Shares to transfer to the transferor (or prior Holder) the right to receive from the Corporation any dividends in the nature of Gross-up Payments that relate to dividends paid during the transferor’s (or prior Holder’s) holding period.

(j)    Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on VMTP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such VMTP Shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(k)    Dividends Designated as Exempt-Interest Dividends. Dividends on VMTP Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Corporation, to the extent permitted by, and for purposes of, Section 852 of the Code.

3.    Gross-Up Payments and Notice of Allocations. Holders of VMTP Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a)    Whenever the Corporation intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VMTP Shares, the Corporation shall use its best efforts to notify the Redemption and Paying Agent of the amount to be so included (i) not later than fourteen (14) calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date; provided, however, that if such information is not known before the dates specified in clauses (i) or (ii), the Corporation shall notify the Redemption and Paying Agent of such information as soon thereafter as is commercially feasible. Whenever such notice is received from the Corporation, the Redemption and Paying Agent will notify each Holder. With respect to a Rate Period for which such notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

(b)    (i) If the Corporation allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Shares the Corporation shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Redemption and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Corporation allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Shares without simultaneously increasing such dividend as describe in clause (i) above the Corporation shall, prior to the end of the calendar year in which such dividend was paid, direct the Redemption and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder’s address as the same appears or last appeared on the record books of the Corporation.

(c)    The Corporation shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Corporation.

4.    Voting Rights.

(a)    One Vote Per VMTP Share. Except as otherwise provided in the Charter or as otherwise required by law, (i) each Holder of VMTP Shares shall be entitled to one vote for each VMTP Share held by such Holder on each matter submitted to a vote of stockholders of the Corporation, and (ii) the holders of outstanding Preferred Shares, including each VMTP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VMTP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of stock of the Corporation, shall be entitled to elect two directors of the Corporation at all times, each Preferred Share, including each VMTP Share, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 4, the holders of outstanding Common Shares and Preferred Shares, including VMTP Shares, voting together as a single class, shall elect the balance of the directors.

(b)    Voting for Additional Directors.

(i)

Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of Preferred Shares, including VMTP Shares, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares, including VMTP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(A)

if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VMTP Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent for the payment of such accumulated dividends; or

(B)	if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the directors of the Corporation.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii)

Notice of Special Meeting. As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional directors as described in paragraph (b)(i) of this Section 4, the Corporation may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Corporation, such meeting to be held not Jess than ten (10) nor more than sixty (60) days after the date of mailing of such notice. If a special meeting is not called by the Corporation, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not less than ten (10) days nor more than sixty (60) prior to the date of such special meeting. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph (b)(i) of this Section 4 on a one-vote-per-share basis.

(iii)

Terms of Office of Existing Directors. The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent directors elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent directors elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected directors of the Corporation.

(iv)

Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 4 shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 4.

(c)    1940 Act Matters. The affirmative vote of the holders of a “majority of the outstanding Preferred Shares,” including the VMTP Shares, Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Corporation from a closed-end to an open-end investment company, (B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act.

For purposes of the foregoing, “majority of the outstanding Preferred Shares” means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VMTP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than 10 Business Days prior to the date on which such vote is to be taken, notify Moody’s (if Moody’s is then rating the VMTP Shares at the request of the Corporation), Fitch (if Fitch is then rating the VMTP Shares at the request of the Corporation) and Other Rating Agency (if any Other Rating Agency is then rating the VMTP Shares at the request of the Corporation) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

(d)    Exclusive Right to Vote on Certain Charter Matters. Notwithstanding the foregoing, and except as otherwise required by the Charter or Applicable Law, (i) Holders of Outstanding VMTP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of capital stock of the Corporation, to vote on matters adversely affecting VMTP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of capital stock and (ii) Holders of Outstanding VMTP Shares will not be entitled to vote on matters adversely affecting any other Preferred Shares, Common Shares and other classes of capital stock that do not adversely affect any of the rights of Holders of the VMTP Shares.

(e)    Voting Rights Set Forth Herein are Sole Voting Rights. Unless otherwise required by law, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f)    No Preemptive Rights or Cumulative Voting. The Holders of VMTP Shares shall have no preemptive rights or rights to cumulative voting.

(g)    Voting for Directors Sole Remedy for Corporation’s Failure to Pay Dividends. In the event that the Corporation fails to pay any dividends on the VMTP Shares, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 4.

(h)    Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise by Applicable Law, no Holder shall be entitled to vote any VMTP Shares and no VMTP Shares shall be deemed to be “Outstanding” for the purpose of voting or determining the number of VMTP Shares required to constitute a quorum if, prior to or concurrently with the time of determination of VMTP Shares entitled to vote or VMTP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VMTP Shares shall have been provided as set forth in paragraph (c) of Section 10 of these Articles Supplementary and Deposit Securities in an amount equal to the Redemption Price for the redemption of such VMTP Shares shall have been deposited in trust with the Redemption and Paying Agent for that purpose. VMTP Shares held (legally or beneficially) by the Corporation or any affiliate of the Corporation or otherwise controlled by the Corporation shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(i)    Grant of Irrevocable Proxy. To the fullest extent permitted by Applicable Law, each Holder may in its discretion grant an irrevocable proxy.

5.    Amendments.

(a)    Except as may be otherwise expressly provided in respect of a particular provision of these Articles Supplementary or as otherwise required by Applicable Law, these Articles Supplementary may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Directors and (2) the Holders of a majority of the Outstanding VMTP Shares.

(b)    Notwithstanding Section 5(a) of these Articles Supplementary, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of these Articles Supplementary or as otherwise required by Applicable Law, so long as any VMTP Shares are Outstanding, (x) the definitions of “Eligible Assets” (including Appendix A hereto) and “Minimum Asset Coverage” and (y) Sections 1(b), 6(a), 6(b), 6(c), 6(d), paragraphs (A) through (D) of Section 10(b)(ii), Section 13(h) and Section 13(i) of these Articles Supplementary may be amended only upon the affirmative vote or written consent of (l) a majority of the Board of Directors and (2) the Holders of 66 2/3% of the Outstanding VMTP Shares. No amendment to paragraphs (A) through (D) of Section 10(b)(ii) of these Articles Supplementary shall be effective unless the Corporation has received written confirmation from each Rating Agency, as applicable, then rating the VMTP Shares at the request of the Corporation, that such amendment will not adversely affect the rating then assigned by such Rating Agency to the VMTP Shares.

(c)    Notwithstanding Sections 5(a) and 5(b) of these Articles Supplementary, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of these Articles Supplementary or as otherwise required by Applicable Law, the provisions of these Articles Supplementary set forth under (x) the caption “Designation” (but only with respect to any VMTP Shares already issued and Outstanding), (y) Sections 1(a) (but only with respect to any VMTP Shares already issued and Outstanding), 2(a), 2(b), 2(c), 2(d), 2(e)(i), 2(e)(ii), 2(k), 3(b), 8, 10(a)(i), 10(b)(i), 10(h), 11(a), 11(b) or 11(c) of these Articles Supplementary and (z) the definitions “Additional Amount”, “Applicable Base Rate”, “Applicable Rate”, “Dividend Payment Date”, “Dividend Period”, “Effective Leverage Ratio”, “Failure to Deposit”, “Gross-up Payment”, “Liquidation Preference”, “Maximum Rate”, “Outstanding”, “Rate Determination Date”, “Ratings Spread”, “Redemption Premium”, “Redemption Price”, “Subsequent Rate Period” or “Term Redemption Date” (i) (A) may be amended so as to adversely affect the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders or (B) may amend the definition of “Effective Leverage Ratio” or the calculation thereof, in each case, only upon the affirmative vote or written consent of (1) a majority of the Board of Directors and (2) the Total Holders and (ii) may be otherwise amended upon the affirmative vote or written consent of (1) a majority of the Board of Directors and (2) the holders of 66 2/3% of the Outstanding VMTP Shares.

(d)    If any action set forth above in Sections 5(a) to 5(c) would adversely affect the rights of one or more Series (the “Affected Series”) of VMTP Shares in a manner different from any other Series of VMTP Shares, except as may be otherwise expressly provided as to a particular provision of these Articles Supplementary or as otherwise required by Applicable Law, the affirmative vote or consent of Holders of the corresponding percentage of the Affected Series Outstanding (as set forth in Section 5(a), (b) or (c)), shall also be required.

(e)    Any amendment that amends a provision of these Articles Supplementary, the Charter or the VMTP Shares that requires the vote or consent of Holders of a percentage greater than a Majority shall require such specified percentage to approve any such proposed amendment.

(f)    Notwithstanding paragraphs (a) through (e) above or anything expressed or implied to the contrary in these Articles Supplementary, but subject to Applicable Law, a majority of the Board of Directors may, by resolution duly adopted, without stockholder approval, but with at least 20 Business Days prior written notice to the Holders, amend or supplement these Articles Supplementary (1) to the extent not adverse to any Holder, to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; provided that if Holders of at least 66 2/3% of the VMTP Shares Outstanding, indicate in writing that they are adversely affected thereby not later than five (5) Business Days prior to the effective date of any such amendment or supplement, the Corporation either shall not make any such amendment or supplement or may seek arbitration with respect to such matter (at the expense of the Corporation), or (2) to reflect any amendments or supplements hereto which the Board of Directors is expressly entitled to adopt pursuant to the terms of these Articles Supplementary without stockholder approval, including without limitation, (i) amendments pursuant to Section 5(g) of these Articles Supplementary, (ii) amendments the Board of Directors deem necessary to conform these Articles Supplementary to the requirements of Applicable Law or the requirements of the Internal Revenue Code, (iii) amendments to effect or implement any plan of reorganization among the Corporation and any registered investment companies under the 1940 Act that has been approved by the requisite vote of the Corporation’s shareholders, or (iv) to designate additional Series of VMTP

Shares (and terms relating thereto) to the extent permitted by these Articles Supplementary, the VMTP Shares or the Charter. Any arbitration commenced pursuant to clause 1 of the immediately preceding sentence shall be conducted in New York, New York and in accordance with the American Arbitration Association rules.

(g)    Notwithstanding anything expressed or implied to the contrary in these Articles Supplementary, the Board of Directors may, subject to this Section 5(g), at any time, terminate the services of a Rating Agency then providing a rating for VMTP Shares of such Series with or without replacement, in either case, without the approval of Holders of VMTP Shares of such Series or other stockholders of the Corporation.

(i)    Notwithstanding anything herein to the contrary, the Board of Directors, without the approval of Holders of VMTP Shares or other stockholders of the Corporation, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Shares and replace it with another Rating Agency, provided that the Corporation provides seven (7) days’ notice by Electronic Means to Holders of VMTP Shares of such Series prior to terminating the services of a Rating Agency and replacing it with another Rating Agency. In the event a Rating Agency ceases to furnish a preferred stock rating or the Corporation terminates a Rating Agency with replacement in accordance with this clause (i), the Corporation shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency so terminated and, as applicable, the Corporation shall be required to thereafter comply with the Rating Agency Provisions of each Rating Agency then providing a rating for the VMTP Shares of such Series at the request of the Corporation.

(ii)    (A) Notwithstanding anything herein to the contrary, the Board of Directors, without the approval of Holders of VMTP Shares or other stockholders of the Corporation, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Shares without replacement, provided that (I) the Corporation has given the Redemption and Paying Agent, such terminated Rating Agency, and Holders of VMTP Shares of such Series at least 45 calendar days’ advance written notice of such termination of services, (II) the Corporation is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) the VMTP Shares of such Series continue to be rated by at least one NRSRO at and after the time of the termination of services.

(B)    On the date that the notice is given as described in the preceding clause (A) and on the date that the services of the applicable Rating Agency is terminated, the Corporation shall provide the Redemption and Paying Agent and such terminated Rating Agency with an officers’ certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Corporation shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

(iii)    Notwithstanding anything herein to the contrary, but subject to this Section 5(g), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Corporation, the Board of Directors or any holder of Preferred Shares, including any Series of VMTP Shares, or any other stockholder of the Corporation. The Board of Directors, without the vote or consent of any holder of Preferred Shares, including any Series of VMTP Shares, or any other stockholder of the Corporation, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating the VMTP Shares at the request of the Corporation, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VMTP Shares, or the Holders thereof, provided that the Board of Directors receives written confirmation from such Rating Agency, as applicable, then rating the VMTP Shares at the request of the Corporation (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency’s rating of any Series of VMTP Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

(b)    Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of the Board of Directors to, subject to Applicable Law, amend or alter any provisions of these Articles Supplementary at any time that there are no VMTP Shares Outstanding.

6.    Minimum Asset Coverage and Other Financial Requirements.

(a)    Minimum Asset Coverage. The Corporation shall maintain, as of the last Business Day of each week in which any VMTP Share is Outstanding, the Minimum Asset Coverage.

(b)    Effective Leverage Ratio. The Corporation shall maintain an Effective Leverage Ratio of not greater than 45% (other than solely by reason of fluctuations in the market value of its portfolio securities). In the event that the Corporation’s Effective Leverage Ratio exceeds 45% (whether by reason of fluctuations in the market value of its portfolio securities or otherwise), the Corporation shall cause the Effective Leverage Ratio to be 45% or lower within 10 Business Days (“Effective Leverage Ratio Cure Period”).

(c)    Eligible Assets. The Corporation shall make investments only in the Eligible Assets in accordance with the Corporation’s investment objectives and investment policies.

(d)    Credit Quality. Under normal market conditions, the Corporation shall invest at least 75% of its Managed Assets in Municipal Obligations rated, at the time of investment, in one of the four highest rating categories by at least one NRSRO or, if unrated, determined to be of comparable quality by the Investment Adviser.

(e)    Liens. The Corporation shall not create or incur or suffer to be incurred or to exist any lien on any funds, accounts or other property held under the Charter, except as permitted by the Charter or as arising by operation of law and except for (i) any lien of the Custodian or any other Person with respect to the payment of fees or repayment for advances or otherwise, (ii) any lien arising in connection with any overdrafts incurred by the Corporation in connection with custody accounts that it maintains, (iii) any lien that may be incurred in connection with the Corporation’s use of tender option bonds, (iv) any lien arising in connection with futures, forwards, swaps and other derivative transactions, and (v) any lien that may be incurred in connection with the Corporation’s proposed redemption or repurchase of all of the Outstanding VMTP Shares (provided that the Corporation delivers to the Redemption and Paying Agent sufficient Deposit Securities for the purpose of redeeming the VMTP Shares, issues a Notice of Redemption for the VMTP Shares and redeems such VMTP Shares in accordance with the terms of these Articles Supplementary) as soon as practicable after the incurrence of such lien.

7.    Basic Maintenance Amount.

(a)    So long as VMTP Shares are Outstanding, the Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Moody’s is then rating the VMTP Shares at the request of the Corporation), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Fitch is then rating the VMTP Shares at the request of the Corporation), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if any Other Rating Agency is then rating the VMTP Shares at the request of the Corporation).

(b)    The Corporation shall deliver to each Rating Agency which is then rating VMTP Shares at the request of the Corporation and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum Asset Coverage, Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a “Rating Agency Certificate”). A failure by the Corporation to deliver a Rating Agency Certificate with respect to the Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Corporation is less than the Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Corporation shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Corporation failed to deliver such Rating Agency Certificate.

8.    Restrictions on Dividends and Other Distributions.

(a)    Dividends on Preferred Shares Other Than VMTP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of stock of the Corporation ranking, as to the payment of dividends, on a parity with VMTP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VMTP Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the VMTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of stock of the Corporation ranking on a parity as to the payment of dividends with VMTP Shares through their most recent respective dividend payment dates, all dividends declared upon VMTP Shares and any other such class or series of stock ranking on a parity as to the payment of dividends with VMTP Shares shall be declared pro rata so that the amount of dividends declared per share on VMTP

Shares and such other class or series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the VMTP Shares and such other class or Series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per VMTP Share shall be based on the Applicable Rate for such VMTP Share effective during the Dividend Periods during which dividends were not paid in full).

(b)    Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Directors shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c)    Other Restrictions on Dividends and Other Distributions. For so long as any VMTP Share is Outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of these Articles Supplementary, (A) the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Corporation ranking junior to or on a parity with the VMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to the VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Corporation ranking junior to or on a parity with VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of VMTP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Redemption and Paying Agent and (ii) the Corporation has redeemed the full number of VMTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Corporation ranking junior to VMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the VMTP Shares at the request of the Corporation), Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Corporation) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Corporation) would each at least equal the Basic Maintenance Amount.

9.    Rating Agency Restrictions. For so long as any VMTP Shares are Outstanding and any Rating Agency is then rating the VMTP Shares at the request of the Corporation, the Corporation will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VMTP Shares.

10.    Redemption.

(a)    Optional Redemption.

(i)

Subject to the provisions of subparagraph (iii) of this paragraph (a), VMTP Shares of any Series may be redeemed, at the option of the Corporation, at any time, as a whole or from time to time in part, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price; provided, however, that (A) VMTP Shares may not be redeemed in part if after such partial redemption fewer than 50 VMTP Shares of such Series would remain Outstanding; and (B) VMTP Shares are not redeemable by the Corporation during the Initial Rate Period.

(ii)

If fewer than all of the Outstanding VMTP Shares of a Series are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of VMTP Shares of such Series to be redeemed shall be selected either pro rata from the Holders of VMTP Shares of such Series in proportion to the number of VMTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Corporation’s Board of Directors. The Corporation’s Board of Directors will have the full power and authority to prescribe the terms and conditions upon which VMTP Shares will be redeemed from time to time.

(iii)

The Corporation may not on any date send a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (A) the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable Redemption Premium) due to Holders of VMTP Shares by reason of the redemption of such VMTP Shares on such Redemption Date and (B) the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the VMTP Shares at the request of the Corporation), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Corporation) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Corporation) each at least equals the Basic Maintenance Amount, and would at least equal the Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (B) of the preceding sentence whether the Discounted Value of Moody’s Eligible Assets at least equals the Basic Maintenance Amount, the Moody’s Discount Factors applicable to Moody’s Eligible Assets shall be determined by reference to the first Exposure Period (as defined in the Moody’s Guidelines) longer than the Exposure Period then applicable to the Corporation, as described in the definition of Moody’s Discount Factor herein.

(b)    Term/Mandatory Redemption.

(i)

(A) Term Redemption. The Corporation shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, all Outstanding VMTP Shares on the Term Redemption Date at the Redemption Price; provided, however, the Corporation shall have the right, exercisable not more than 120 days nor less than 90 days prior to the Liquidity Account Initial Date, to request that the Total Holders extend the term of the Term Redemption Date for an additional 364 day period, which request may conditioned upon terms and conditions that are different from the terms and conditions herein. Each Holder shall, no later than 30 days after receiving such request, notify the Corporation and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Corporation in making an extension request. If any Holder fails to notify the Corporation and the Redemption and Paying Agent of its acceptance or rejection of the Corporation’s request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If the Total Holders provide a Conditional Acceptance, then the Corporation shall have 30 days thereafter to notify the Total Holders and the Redemption and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Total Holders’ Conditional Acceptance. The Corporation’s failure to notify the Total Holders and the Redemption and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Total Holders’ Conditional Acceptance. Each Holder may grant or deny any request for extension of the Term Redemption Date in its sole and absolute discretion.

(B)	Basic Maintenance Amount, Minimum Asset Coverage and Effective Leverage Ratio Mandatory Redemption. The Corporation shall also redeem, out of funds legally available therefor under Applicable

Law and otherwise in accordance with Applicable Law, at the Redemption Price, certain of the VMTP Shares, if the Corporation fails to have either Moody’s Eligible Assets (if Moody’s is then rating the VMTP Shares at the request of the Corporation) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Corporation) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Corporation) with a Discounted Value greater than or equal to the Basic Maintenance Amount, fails to maintain the Minimum Asset Coverage in accordance with these Articles Supplementary or fails to maintain the Effective Leverage Ratio in accordance with paragraph (b) of Section 6 of these Articles Supplementary, and such failure is not cured on or before the applicable Cure Date. If a redemption pursuant to this Section 10(b)(i)(B) is to occur, the Corporation shall cause a Notice of Redemption to be sent to Holders in accordance with Section 10(c) and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the VMTP Shares to be redeemed. The number of VMTP Shares to be redeemed shall be equal to the lesser of (A) the sum of (x) the minimum number of VMTP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Corporation’s having each of Moody’s Eligible Assets (if Moody’s is then rating the VMTP Shares at the request of the Corporation) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Corporation) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Corporation) with a Discounted Value greater than or equal to the Basic Maintenance Amount, maintaining the Minimum Asset Coverage or satisfying the Effective Leverage Ratio, as the case may be, on the applicable Cure Date and (y) the number of additional VMTP Shares of the Corporation may elect to simultaneously redeem (provided, however, that if there is no such minimum number of VMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VMTP Shares and Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of VMTP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds legally available therefor under Applicable Law and otherwise in accordance with the Charter and Applicable Law. In determining the VMTP Shares required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed to satisfy the Basic Maintenance Amount, the Minimum Asset Coverage or the Effective Leverage Ratio, as the case may be, pro rata, by lot or other fair method as determined by the Corporation’s Board of Directors, among VMTP Shares and other Preferred Shares (and, then, pro rata, by lot or other fair method as determined by the Corporation’s Board of Directors, among each Series of VMTP Shares) subject to redemption or retirement. The Corporation shall effect such redemption on the date fixed by the Corporation therefor, which date shall not be earlier than 10 Business Days nor later than 60 days after the applicable Cure Date, except that if the Corporation does not have funds legally available under Applicable Law for the redemption of all of the required number of VMTP Shares and other Preferred Shares which are subject to redemption or retirement or the Corporation otherwise is unable as a result of Applicable Law to effect such redemption on or prior to 60 days after the applicable Cure Date, the Corporation shall redeem those VMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding VMTP Shares are to be redeemed pursuant to this paragraph (b), the number of VMTP Shares to be redeemed shall be redeemed pro rata, by lot or other fair method as determined by the Corporation’s Board of Directors from the Holders of the VMTP Shares in proportion to the number of VMTP Shares held by such Holders.

(ii)

(A) On or prior to the Liquidity Account Initial Date with respect to any Series of VMTP Shares, the Corporation shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Corporation (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series. The “Term Redemption Amount” for any Series of VMTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Applicable Rate for such Series in effect at the time of the creation of the Liquidity Account for such Series will be the 6-month LIBOR Rate as in effect at such time of creation until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than 110% of the Term Redemption Amount with respect to such Series, then the Corporation shall cause the Custodian and the Investment Adviser to segregate additional or substitute assets of the Corporation as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Series is at least equal to 110% of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Corporation segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Corporation, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Corporation segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series and (y) the assets of the Corporation designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (B) below with respect to such Series for such date. The Corporation shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Series of VMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Corporation subject to the interests of all creditors and stockholders of the Corporation.

(B)

The Market Value of the Deposit Securities held in the Liquidity Account for a Series of VMTP Shares, from and after the 15th day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the month of the Term Redemption Date for such Series specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the “Liquidity Requirement”), but in all cases subject to the cure provisions of paragraph (C) below:

Number of Months Preceding	Value of Deposit Securities as Percentage of Term Redemption Amount
5	20%
4	40%
3	60%
2	80%
1	100%

(C)

If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Corporation shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day. With respect to Deposit Securities included in the Liquidity Account, the Investment Adviser, on behalf of the Corporation, shall be entitled to instruct the Custodian on any date to release any Deposit Securities from the Liquidity Account and to substitute therefor other Deposit Securities, so long as the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(D)

The Deposit Securities included in the Liquidity Account for a Series of VMTP Shares may be liquidated by the Corporation, in its discretion, and the proceeds applied towards payment of the Term Redemption Amount for such Series. Upon the deposit by the Corporation on the Term Redemption Date with the Redemption and Paying Agent of the proceeds from the liquidation of the Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VMTP Shares of a Series on the Term Redemption Date for such Series, the requirement of the Corporation to maintain a Liquidity Account for such Series as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

(c)    Notice of Redemption. If the Corporation shall determine or be required to redeem, in whole or in part, VMTP Shares pursuant to paragraph (a) or (b)(i) of this Section 10, the Corporation will send a notice of redemption (the “Notice of Redemption”), by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Shares are in physical form) to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Corporation to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Shares are in physical form) so long as the Notice of Redemption is furnished by the Corporation to the Redemption and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Redemption and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VMTP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for VMTP Shares of such Series; (iv) the

Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Directors requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the VMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of these Articles Supplementary under which such redemption is made. If fewer than all VMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VMTP Shares to be redeemed from such Holder. The Corporation may provide in any Notice of Redemption relating to (i) an optional redemption contemplated to be effected pursuant to Section 10(a) of these Articles Supplementary or (ii) any redemption of VMTP Shares not required to be redeemed pursuant to Section 10(b)(i) of these Articles Supplementary in accordance with the terms therein that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Corporation shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by Applicable Law.

(d)    No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 10, if any dividends on VMTP Shares of a Series (whether or not earned or declared) are in arrears, no VMTP Shares of such Series shall be redeemed unless all Outstanding VMTP Shares of such Series are simultaneously redeemed, and the Corporation shall not otherwise purchase or acquire any VMTP Shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding VMTP Shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VMTP Shares of such Series.

(e)    Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Charter and Applicable Law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem VMTP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Corporation’s failure to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption, provided, that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Corporation may not have redeemed VMTP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on VMTP Shares and shall include those VMTP Shares for which a Notice of Redemption has been provided.

(f)    Redemption and Paying Agent as Trustee of Redemption Payments by Corporation. All moneys paid to the Redemption and Paying Agent for payment of the Redemption Price of VMTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of shares so to be redeemed. The Corporation’s obligation to pay the

Redemption Price of VMTP Shares called for redemption in accordance with these Articles Supplementary shall be satisfied upon payment of such Redemption Price by the Redemption and Paying Agent to the Securities Depository on the relevant Redemption Date.

(g)    Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, the Corporation shall irrevocably (except to the extent set forth below in this paragraph (g)) deposit with the Redemption and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any VMTP Shares that are subject to such Notice of Redemption. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Redemption and Paying Agent of Deposit Securities in an amount sufficient to redeem the VMTP Shares that are the subject of such notice, dividends on such VMTP Shares shall cease to accumulate as of the Redemption Date and such VMTP Shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the VMTP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 and in Section 3 of these Articles Supplementary. Upon surrender in accordance with the Notice of Redemption of the certificates for any VMTP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Redemption and Paying Agent to the Holders of VMTP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Corporation shall be entitled to receive from the Redemption and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Redemption and Paying Agent in excess of (i) the aggregate Redemption Price of the VMTP Shares called for redemption on such date and (ii) all other amounts to which Holders of VMTP Shares called for redemption may be entitled pursuant to these Articles Supplementary. Any funds so deposited that are unclaimed at the end of 90 days from such Redemption Date shall, to the extent permitted by law, be repaid to the Corporation, after which time the Holders of VMTP Shares so called for redemption may look only to the Corporation for payment of the Redemption Price and all other amounts to which they may be entitled pursuant to these Articles Supplementary. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

(h)    Compliance With Applicable Law. In effecting any redemption pursuant to this Section 10, the Corporation shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any Applicable Law, and shall effect no redemption except in accordance with Applicable Law.

(i)    Only Whole VMTP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole VMTP Shares shall be redeemed.

(j)    Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10, the Corporation may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the VMTP Shares, provided that such modification does not materially and adversely affect the Holders of the VMTP Shares or cause the Corporation to violate any law, rule or regulation, or shall in any way alter the obligations of the Redemption and Paying Agent without the Redemption and Paying Agent’s prior written consent. Furthermore, if in the sole discretion of the Board of Directors, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other Applicable Law and (y) would not cause a material risk as to the treatment of the VMTP Shares as equity for U.S. federal income tax purposes, the Board of Directors, without stockholder approval, by resolution may modify such redemption procedures.

11.    Liquidation Rights.

(a)    Ranking. The VMTP Shares shall rank on a parity with each other, with shares of any other Series of VMTP Shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

(b)    Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of VMTP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders under Applicable Law and otherwise in accordance with Applicable Law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Corporation ranking junior to the VMTP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of these Articles Supplementary in connection with the liquidation of the Corporation. After the payment to the Holders of the VMTP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of VMTP Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

(c)    Pro Rata Distributions. In the event the assets of the Corporation available for distribution to the Holders of VMTP Shares upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the VMTP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VMTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d)    Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders of the VMTP Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the VMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VMTP Shares shall not be entitled to share therein.

(e)    Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger, consolidation or reorganization of the Corporation into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Corporation shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12.    Transfers.

(a)    Unless otherwise approved in writing by the Corporation, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VMTP Shares only in whole shares and only to persons it reasonably believes are (i) QIBs that are either registered closed-end management investment companies, the shares of which are traded on a national securities exchange (“Closed-End Funds”), banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies or (ii) tender option bond trusts in which all Beneficial Owners are QIBs that are Closed-End Funds, banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act. Any transfer in violation of the foregoing restrictions shall be void ab initio and any transferee of VMTP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VMTP Shares in trust for the benefit of the transferor of such VMTP Shares. The foregoing restrictions on transfer shall not apply to any VMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such VMTP Shares thereafter.

(b)    If at any time the Corporation is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A of the Securities Act, the Corporation shall furnish, or cause to be furnished, to Holders of VMTP Shares and prospective purchasers of VMTP Shares, upon request, information with respect to the Corporation satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act.

13.    Miscellaneous.

(a)    No Fractional Shares. No fractional VMTP Shares shall be issued.

(b)    Status of VMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Corporation. VMTP Shares which are redeemed, exchanged or otherwise acquired by the Corporation shall return to the status of authorized and unissued Preferred Shares without designation as to series. Any VMTP Shares which are provisionally delivered by the Corporation to or for the account of an agent of the Corporation or to or for the account of a purchaser of the VMTP Shares, but for which final payment is not received by the Corporation as agreed, shall return to the status of authorized and unissued VMTP Shares.

(c)    Treatment of VMTP Shares as Equity. The Corporation shall, and each Holder and Beneficial Owner, by virtue of acquiring VMTP Shares, is deemed to have agreed to, treat the VMTP Shares as equity in the Corporation for U.S. federal, state, local income and other tax purposes.

(d)    Board May Resolve Ambiguities. Subject to Section 5 of these Articles Supplementary and to the extent permitted by Applicable Law, the Board of Directors may interpret and give effect to the provisions of these Articles Supplementary in good faith so as to resolve any inconsistency or ambiguity or to remedy any formal defect. Notwithstanding anything expressed or implied to the contrary in these Articles Supplementary, but subject to Section 5, the Board of Directors may amend these Articles Supplementary with respect to any Series of VMTP Shares prior to the issuance of VMTP Shares of such Series.

(e)    Headings Not Determinative. The headings contained in these Articles Supplementary are for convenience of reference only and shall not affect the meaning or interpretation of these Articles Supplementary.

(f)    Notices. All notices or communications, unless otherwise specified in the By-laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

(g)    Redemption and Paying Agent. The Corporation shall use its commercially reasonable best efforts to engage at all times a Redemption and Paying Agent to perform the duties specified in these Articles Supplementary.

(h)    Securities Depository. The Corporation shall maintain settlement of VMTP Shares in global book entry form through the Securities Depository.

(i)    Voluntary Bankruptcy. The Corporation shall not file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Corporation is solvent and does not reasonably foresee becoming insolvent.

(j)    Applicable Law Restrictions and Requirements. Notwithstanding anything expressed or implied to the contrary in these Articles Supplementary, all dividends, redemptions, repurchases and other payments by the Corporation on or in respect of the VMTP Shares shall be paid only out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law.

(k)    Information. Without limitation of other provisions of these Articles Supplementary, the Corporation shall deliver, or cause to be delivered by the Redemption and Paying Agent, to each Holder:

(i)    as promptly as practicable after the preparation and filing thereof with the SEC, each annual and semi-annual report prepared with respect to the Corporation, which delivery may be made by means of the electronic availability of any such document on a public website;

(ii)    notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VMTP Shares by any NRSRO then rating the VMTP Shares at the request of the Corporation as promptly as practicable upon the occurrence thereof, to the extent such information is publicly available;

(iii)    notice of any failure to pay in full when due any dividend required to be paid by Section 2 of these Articles Supplementary that remains uncured for more than three Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the grace period;

(iv)    notice of insufficient deposit to provide for a properly noticed redemption or liquidation as soon as reasonably practicable, but in no event, later than two Business Days after discovery of insufficient deposits, to the extent such information is publicly available;

(v)    notice of any failure to comply with (A) a provision of the Rating Agency Guidelines when failure continues for more than five consecutive Business Days or (B) the Minimum Asset Coverage that continues for more than five consecutive Business Days as soon as reasonably practicable after discovery of such failure, but in no event, later than one Business Day after the later of (x) the expiration of the grace period or (y) the earlier of (l) the discovery of such failure and (2) information confirming such failure becomes publicly available;

(vi)    notice of any change to any investment adviser or sub-adviser of the Corporation within two Business Days after a resignation or a notice of removal has been received from or sent to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser, to the extent such information is publicly available;

(vii)    notice of any proxy solicitation as soon as reasonably practicable, but in no event, later than five Business Days after mailing thereof by the Corporation’s proxy agent;

(viii)    notice one Business Day after the occurrence thereof of (A) the failure of the Corporation to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (B) the failure of the Corporation to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (C) the failure of the Corporation to pay accumulated dividends on any additional preferred stock ranking pari passu with the VMTP Shares, and any period of grace or cure with respect thereto shall have expired, in each case, to the extent such information is publicly available;

(ix)    notice of the occurrence of any Increased Rate Event and any subsequent cure thereof as soon as reasonably practicable, but in no event, later than five days after knowledge of senior management of the Corporation thereof; provided that the Corporation shall not be required to disclose the reason for such Increased Rate Event unless such information is otherwise publicly available;

(x)    notice of any action, suit, proceeding or investigation formally commenced or threatened in writing against the Corporation or the Investment Adviser in any court or before any governmental authority concerning these Articles Supplementary, the Charter, the VMTP Shares or any Related Document, as promptly as practicable, but in no event, later than 10 Business Days after knowledge of senior management of the Corporation thereof, in each case, to the extent such information is publicly available;

(xi)    notice on each Monday, provided that if a Monday is not a Business Day, notice shall be given on the next succeeding Business Day, of the Corporation’s then current Effective Leverage Ratio, Minimum Asset Coverage and balances in the Term Redemption Liquidity Account as of the close of business on the immediately preceding Business Day which delivery may be made by means of posting on a publicly available section of the Corporation’s website;

(xii)    a report of portfolio holdings of the Corporation as of the end of each month 15 days after the end of each month; and

(xiii)    when available, publicly available financial statements of the Corporation’s most recent fiscal year-end and the auditors’ report with respect thereto, which shall present fairly, in all material respects, the financial position of the Corporation at such date and for such period, in conformity with accounting principles generally accepted in the United States of America.

The Corporation shall require the Investment Adviser to inform the Corporation as soon as reasonably practicable after the Investment Adviser’s knowledge or discovery of the occurrence of any of the items set forth in Sections 13(k)(ix) and 13(k)(x) of these Articles Supplementary.

(l)    Tax Status of the Corporation. The Corporation will use its best efforts to qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and to qualify the dividends made with respect to the VMTP Shares as tax-exempt dividends to the extent designated by the Corporation.

(m)    Maintenance of Existence. At any time the VMTP Shares are outstanding, the Corporation shall use its best efforts to maintain its existence as a corporation under the laws of State of Maryland, with requisite power to issue the VMTP Shares and to perform its obligations under these Articles Supplementary and each other Related Document to which it is a party.

(n)    Use of Proceeds. The Corporation shall use the gross proceeds from the sale of VMTP Shares to the Purchaser pursuant to the Purchase Agreement to redeem the Corporation’s outstanding variable rate demand preferred shares (“VRDP”) as set forth in this Section 13(n). The Corporation shall give a notice of redemption of the fund’s outstanding VRDP on the Closing Date, or, if such date is impracticable pursuant to the governing documents of the Corporation’s outstanding VRDP, the earliest practicable date following the Closing Date pursuant to the governing documents of the Corporation’s outstanding VRDP, for redemption of the VRDP at the earliest practicable date pursuant to the governing documents of the Corporation’s outstanding VRDP, which date is not later than December 21, 2012. If the foregoing requirements of the prior sentence are not complied with the Corporation shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the VMTP Shares as promptly as possible.

(o)    Compliance with Law. At any time the VMTP Shares are outstanding, the Corporation shall use commercially reasonable best efforts to comply with all laws, ordinances, orders, rules and regulations that are applicable to it if the failure to comply should reasonably be expected to have a material adverse effect on the Corporation’s ability to comply with its obligations under these Articles Supplementary, any of the VMTP Shares, and the other Related Documents to which it is a party.

(p)    Maintenance of Approvals: Filings, Etc. At any time the VMTP Shares are outstanding, the Corporation shall at all times use commercially reasonable best efforts to maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as are required under any Applicable Law for its performance of its obligations under these Articles Supplementary and the other Related Documents to which it is a party, except those as to which the failure to do so should not reasonably be expected to have a material adverse effect on the Corporation’s ability to comply with its obligations under these Articles Supplementary, the VMTP Shares, and the other Related Documents to which it is a party.

(q)    1940 Act Registration. At any time the VMTP Shares are outstanding, the Corporation shall use best efforts to maintain its registration as a closed-end management investment company under the 1940 Act.

(r)    Compliance with Eligible Assets Definition. At any time the VMTP Shares are outstanding, the Corporation shall maintain policies and procedures that it believes are reasonably designed to ensure compliance with Section 6(c) of these Articles Supplementary.

(s)    Access to Information Relating to Compliance with Eligible Assets Definition. The Corporation shall, upon request, provide a Beneficial Owner and such of its internal and external auditors and inspectors as a Beneficial Owner may from time to time designate, with reasonable access to publicly available information and records of the Corporation relevant to the Corporation’s compliance with Section 6(c) of these Articles Supplementary, but only for the purposes of internal and external audit.

(t)    Purchase by Affiliates. The Corporation shall not, nor shall it permit, or cause to be permitted, the Investment Adviser, or any account or entity over which the Corporation or the Investment Adviser exercises discretionary authority or control or any of their respective affiliates (other than by the Corporation, in the case of a redemption permitted by these Articles Supplementary, the VMTP Shares which are subject to such redemption, are to be cancelled by the Corporation upon such redemption), to purchase in the aggregate more than 25% of the Outstanding VMTP Shares without the prior written consent of a Majority of the Holders of the VMTP Shares Outstanding, and any such purchases shall be void ab initio.

(u)    Audits. The audits of the Corporation’s financial statements shall be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

14.    Global Certificate.

Prior to the commencement of a Voting Period, (i) all of the VMTP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Redemption and Paying Agent and (ii) no registration of transfer of VMTP Shares shall be made on the books of the Corporation to any Person other than the Securities Depository or its nominee.

The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VMTP Shares in such a manner as to comply with the requirements of Section 2-211 of the Maryland General Corporation Law and Section 8-204 of the Uniform Commercial Code as in effect in the State of Maryland, or any successor provisions.

IN WITNESS HEREOF, BlackRock Muni Intermediate Duration Fund, Inc. has caused these Articles Supplementary to be signed as of December 6, 2012 in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and, to the best of such person’s knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

BLACKROCK MUNI INTERMEDIATE DURATION FUND, INC.

By:	/s/ Robert W. Crothers
	Name:	Robert W. Crothers
	Title:	Vice President

ATTEST:

/s/ Janey Ahn
Name:	Janey Ahn
Title:	Secretary